Exhibit 4.1.9

SECOND AMENDMENT TO WAIVER AGREEMENT

Dated as of August 11, 2006

among

CALPINE CONSTRUCTION FINANCE COMPANY, L.P.

CCFC FINANCE CORP.

THE GUARANTORS NAMED HEREIN

and

WILMINGTON TRUST FSB,

as Trustee

Relating to the Indenture

Dated as of August 14, 2003

and

Amended as of September 18, 2003, January 14, 2004, March 5, 2004 and March 15, 2006

Exhibit 4.1.9

SECOND AMENDMENT TO WAIVER AGREEMENT UNDER INDENTURE, dated as of August 11, 2006 (“Amendment”), among Calpine Construction Finance Company, L.P., a Delaware limited partnership (the “Company”), CCFC Finance Corp., a Delaware corporation (“Finance Corp.”), the Guarantors and Wilmington Trust FSB, as trustee (the “Trustee”).

WHEREAS, the Company, Finance Corp., the Guarantors and the Trustee have executed that certain Indenture, dated as of August 14, 2003, as supplemented by that certain Supplemental Indenture, dated as of September 18, 2003, as further supplemented by that certain Second Supplemental Indenture, dated as of January 14, 2004, as further supplemented by that certain Third Supplemental Indenture, dated as of March 5, 2004, and as further supplemented by that certain Fourth Supplemental Indenture, dated as of March 15, 2006 (as supplemented, the “Indenture”), in connection with the co-issuance by the Company and Finance Corp. of certain Second Priority Senior Secured Floating Rate Notes due 2011 (the “Notes”);

WHEREAS, the Company, Finance Corp., the Guarantors and the Trustee executed that certain Waiver Agreement under Indenture dated as of June 9, 2006 (the “Waiver Agreement”) pursuant to which the Holders waived the Specified Defaults (as defined therein);

WHEREAS, pursuant to a consent solicitation commenced as of August 1, 2006, the Company and Finance Corp. proposed an amendment to the Waiver Agreement which was approved by the Holders of at least a majority in aggregate principal amount of the Notes, which amendment amended Section 2.4 of the Waiver Agreement to substitute “August 11, 2006” in place of “August 4, 2006” in clause (i) thereof;

WHEREAS, pursuant to a consent solicitation commenced as of August 8, 2006 (the “Consent Solicitation”), the Company and Finance Corp. proposed this Amendment;

WHEREAS, pursuant to Sections 6.04 and 9.02 of the Indenture, the Holders of at least a majority in aggregate principal amount of the Notes have consented to this Amendment; and

WHEREAS, the Company and Finance Corp. have directed the Trustee to execute and deliver this Amendment, in accordance with the terms of the Indenture.

NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the Company, Finance Corp., the Guarantors and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1        Definition of Terms. Unless the context otherwise requires, capitalized terms used herein that are not otherwise defined herein shall have the meaning assigned to such terms in the Indenture.

ARTICLE II

AMENDMENT

Section 2.1        Amendment. Section 2.4 of the Waiver Agreement is hereby amended to substitute “August 25, 2006” in place of “August 11, 2006” in clause (i) thereof.

Section 2.2         Conditions. The effectiveness of Section 2.1 of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)          Holders of at least a majority in aggregate principal amount of the Notes shall have consented to this Amendment, and the Company, Finance Corp., and the Guarantors named as signatories hereto and the Trustee shall have executed and delivered their respective counterparts of this Amendment;

(b)          an amendment to waiver agreement (in form and substance reasonably acceptable to the Trustee) with the Lenders under (and as defined in) the Term Loan Agreement shall have been negotiated and shall become effective concurrently with this Amendment, provided that, any conditions to effectiveness or consideration made available to such Lenders for such agreement shall be made available to the Holders as conditions to effectiveness of, or as consideration for, this Amendment; and

(c)          the conditions specified in the Indenture which are applicable to this Amendment shall have been satisfied.

Section 2.3        Representations and Warranties. The Company, Finance Corp. and each Guarantor hereby represents and warrants to the Trustee that (a) this Amendment has been duly authorized, executed and delivered by the Company , Finance Corp. or Guarantor, as applicable, and constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of generally applicability relating to or affecting creditors’ rights and to general equity principles; (b) the execution and delivery of this Amendment (i) does not require any consent, approval, authorization or order of, or filing with, any governmental agency or body or any court, except such as have been obtained or made and are in full force and effect as of the date hereof and (ii) will not violate any applicable law or regulation or the charter, by laws or other organizational documents of the Company or Guarantor, as applicable, or any order of any governmental agency or body, or breach or conflict with any material agreement to which the Company, Finance Corp. or Guarantor, as applicable, is a party or by which the Company, Finance Corp. or Guarantor, as applicable, is bound; and (c) no Default or Event of Default under the Indenture exists and is continuing.

ARTICLE III

MISCELLANEOUS

Section 3.1        Interpretation. This Amendment shall become effective on the first date that all of the conditions specified in Section 2.2 shall have been satisfied (the “Effective Date)” and shall bind every Holder. After the Effective Date, the Waiver Agreement shall be modified and amended in accordance with this Amendment, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this Amendment will control. The Waiver Agreement, as modified by this Amendment, is hereby ratified and confirmed in all respects and shall bind every Holder.

Section 3.2        The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment or for or in respect of the recitals contained herein, all of which are made solely by the Company and Finance Corp.

Section 3.3         Certain Duties and Responsibilities of the Trustee. In entering into this Amendment, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 3.4         Continuing Effect of the Waiver Agreement and Indenture. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Holders, the Trustee, the Company, Finance Corp. or the Guarantors under the Waiver Agreement or the Indenture and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Waiver Agreement or the Indenture, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company, Finance Corp. or the Guarantors to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Waiver Agreement or the Indenture in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provision of the Waiver Agreement specifically referred to herein. After the Effective Date, any reference to the Waiver Agreement shall mean the Waiver Agreement as amended and modified hereby.

Section 3.5         Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The delivery of an executed signature of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 3.6        Applicable Law. This Amendment and the right and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

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Exhibit 4.1.9

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

CALPINE CONSTRUCTION FINANCE COMPANY, L.P.

By:	/s/ Zamir Rauf
	Name:	Zamir Rauf
	Title:	Vice President

CCFC FINANCE CORP.

By:	/s/ Zamir Rauf
	Name:	Zamir Rauf
	Title:	Vice President

CALPINE HERMISTON, LLC, as a Guarantor

By:	/s/ Zamir Rauf
	Name:	Zamir Rauf
	Title:	Vice President

CPN HERMISTON, LLC, as a Guarantor

By:	/s/ Zamir Rauf
	Name:	Zamir Rauf
	Title:	Vice President

HERMISTON POWER PARTNERSHIP, as a Guarantor

By: Calpine Hermiston, LLC, its General Partner

By:	/s/ Zamir Rauf
	Name:	Zamir Rauf
	Title:	Vice President

WILMINGTON TRUST FSB, as Trustee

By:	/s/ W. Chris Sponenberg
	Name:	W. Chris Sponenberg
	Title:	Authorized Signer

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[Signature Page of Amendment to Waiver Agreement under Indenture]